UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 28, 2015

INTEGRA LIFESCIENCES HOLDINGS CORPORATION

(Exact name of Registrant as specified in its charter)

Delaware	0-26224	51-0317849
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

311 Enterprise Drive

Plainsboro, NJ 08536

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (609) 275-0500

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On August 28, 2015, Integra LifeSciences Holdings Corporation (the “Company”) entered into a second amendment (the “Second Amendment”) to that certain Third Amended and Restated Credit Agreement, dated as of July 2, 2014 (as amended by that certain First Amendment to Third Amended and Restated Credit Agreement, dated as of December 19, 2014, and as further amended by the Second Amendment, the “Credit Agreement”) among the Company, a syndicate of lending banks, Bank of America, N.A., as Administrative Agent, Swing Line Lender and L/C Issuer, Wells Fargo Bank, National Association, as Syndication Agent, and HSBC Bank USA, National Association, Royal Bank of Canada, Citizens Bank, National Association, DNB Capital LLC, Crédit Agricole-Corporate and Investment Bank, and TD Bank, N.A., as Co-Documentation Agents.

The Second Amendment creates an aggregate principal amount of up to $1.1 billion (increased from $900 million) available to the Company through the following facilities: (i) a $750 million revolving credit facility and (ii) a $350 million term loan facility (increased from $150 million).

In connection with the Second Amendment, the Company borrowed $200,000,000 of incremental term loans, which incremental term loans rank pari passu in right of payment and security with the Company’s existing term loans under the Credit Agreement. The incremental term loans, existing term loans and all revolving loans under the Credit Agreement mature on July 2, 2019. Borrowings under the Credit Agreement, including the incremental term loans, bear interest, at the Company’s option, at a rate equal to (i) the Eurodollar Rate (as defined in the amendment and restatement) in effect from time to time plus the applicable rate (ranging from 1.00% to 1.75%) or (ii) the highest of (x) the weighted average overnight Federal funds rate, as published by the Federal Reserve Bank of New York, plus one half of 1.0%, (y) the prime lending rate of Bank of America, N.A. or (z) the one-month Eurodollar Rate plus 1.0%. The applicable rates are based on the Company’s consolidated total leverage ratio (defined as the ratio of (a) consolidated funded indebtedness less cash in excess of $40 million that is not subject to any restriction of the use or investment thereof to (b) consolidated EBITDA) at the time of the applicable borrowing. The incremental term loans otherwise have terms that are substantially similar to the Company’s existing term loans. For more information on the terms of the Credit Agreement, see the Company’s Current Reports on Form 8-K filed on July 9, 2014 and December 29, 2014.

The borrowed $200 million of incremental term loans will be used to repay all or a portion of the Company’s outstanding revolving loans and to pay fees, costs and expenses incurred in connection with the Second Amendment. Immediately after giving effect to the borrowings and the use of proceeds thereof, the Company had total borrowings of $526.9 million outstanding under the Credit Agreement, consisting of $350 million of term loans and $176.9 million of revolving loans and additional revolving loan capacity of $573.1 million. The loans under the Credit Agreement are subject to acceleration upon certain enumerated events of default. In addition, the Second Amendment (i) enables the Company to incur up to $200,000,000 of incremental term loans with additional commitments in the future and (ii) modifies the consolidated leverage ratio covenant in the Credit Agreement in a manner beneficial to the Company.

A copy of the Second Amendment is attached as Exhibit 4.1 to this Current Report on Form 8-K and is incorporated into this Item 1.01. The foregoing summary does not purport to be complete and is qualified in its entirety by reference to the full text of the Second Amendment and of the Credit Agreement.

The press release issued by the Company announcing its entering into the Second Amendment is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Item 2.03 CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT

The information set forth in Item 1.01 above is incorporated by reference into this item.

Item 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits

4.1	Second Amendment, dated August 28, 2015, to that Third Amended and Restated Credit Agreement, among Integra LifeSciences Holdings Corporation, a syndicate of lending banks, Bank of America, N.A., as Administrative Agent, Swing Line Lender and L/C Issuer, Wells Fargo Bank, National Association, as Syndication Agent, and HSBC Bank USA, National Association, Royal Bank of Canada, Citizens Bank, National Association, DNB Capital LLC, Crédit Agricole-Corporate and Investment Bank and TD Bank, N.A., as Co-Documentation Agents.

99.1	Press Release issued September 1, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTEGRA LIFESCIENCES HOLDINGS CORPORATION

Date: September 1, 2015	By:	/s/ Glenn G. Coleman
Glenn G. Coleman
	Title:	Corporate Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

4.1	Second Amendment, dated August 28, 2015, to that Third Amended and Restated Credit Agreement, among Integra LifeSciences Holdings Corporation, a syndicate of lending banks, Bank of America, N.A., as Administrative Agent, Swing Line Lender and L/C Issuer, Wells Fargo Bank, National Association, as Syndication Agent, and HSBC Bank USA, National Association, Royal Bank of Canada, Citizens Bank, National Association, DNB Capital LLC, Crédit Agricole-Corporate and Investment Bank and TD Bank, N.A., as Co-Documentation Agents.

99.1	Press Release issued September 1, 2015.